Exhibit 5
Law Offices Of
Keller Rohrback l.l.p.

Laurie B. Ashton † ¶ » ć	Daniel S. Friedberg «	John Mellen ¿	Amy Williams-Derry
Ian S. Birk	Glen P. Garrison §	Robert S. Over · –	Michael Woerner
Stephen R. Boatwright † » ć	Laura R. Gerber	Amy Phillips	Benson D. Wong
Karen E. Boxx ć	Gary A. Gotto † » ć	Lorraine Lewis Phillips
John H. Bright	Mark A. Griffin	Erin M. Riley«	† admitted in arizona
Gretchen Freeman Cappio	Amy N.L. Hanson «	Paul M. Rosner	‡ also admitted in arizona
Jason P. Chukas	Irene M. Hecht	David J. Russell	¡ also admitted in california
T. David Copley ‡	Scott C. Henderson	Mark D. Samson † » ć	¶ also admitted in colorado
Alicia M. Corbett † » ć	Ron Kilgard † » ć	Lynn Lincoln Sarko - «	§ also admitted in idaho
Claire Cordon	Benjamin J. Lantz	Frederick W. Schoepflin	¿ also admitted in illinois
Shane P. Cramer ‡ ć	Heidi Lantz	William C. Smart	· also admitted in maryland
Rob J. Crichton -	Cari Campen Laufenberg	Thomas A. Sterken	• also admitted in michigan
Chloethiel W. DeWeese	Elizabeth A. Leland	Ryan J. Straus	~~n~~ also admitted in new york
Maureen M. Falecki ¡	Tana Lin ¿ • -	Britt L. Tinglum «	- also admitted in oregon
Juli Farris ¡ -	Derek W. Loeser	Laurence R. Weatherly	- also admitted in washington, d.c.
Raymond J. Farrow	David R. Major	Margaret E. Wetherald -	« also admitted in wisconsin
» not admitted in washington
ć of counsel
March 28, 2007
Board of Directors
WSB Financial Group, Inc.
607 Pacific Avenue
Bremerton, Washington 98337
Gentlemen:
     We are acting as counsel to WSB Financial Group, Inc., a Washington corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission pursuant to Rule 462(a) under the Securities Act of 1933, as amended, relating to the registration of up to 1,276,189 shares of the Company’s common stock, par value $1.00 per share, all of which shares (the “Shares”) may be issued by the Company pursuant to the Company’s 1999 Stock Option Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
     For purposes of this opinion letter, we have examined copies of the following documents:
1.	An executed copy of the Registration Statement.

2.	The Articles of Incorporation of the Company, with all amendments thereto.

3.	The Bylaws of the Company, with all amendments thereto.

4.	A copy of the Plan.
Reply to: 1201 Third Avenue Suite 3200 Seattle, Washington 98101-3052 Telephone: (206) 623-1900 Fax: (206) 623-3384
www.kellerrohrback.com
Affiliated Office: Keller Rohrback PLC 3101 N. Central Avenue, Suite 1400 Phoenix, Arizona 85012 (602) 248-0088 Fax (602) 248-2822

Board of Directors	Keller Rohrback l.l.p.
WSB Financial Group, Inc.
March 28, 2007
Page 2
5.	Resolutions of the Board of Directors and Shareholders of the Company adopted on April 8, 1999 and May 19, 1999, respectively, relating to the adoption of the Plan.
     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     This opinion letter is based as to matters of law solely on the Washington Business Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.
     Based upon, subject to and limited by the foregoing, we are of the opinion that assuming receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.
     This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this opinion and consent, we do not admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
Very truly yours,
/s/ KELLER ROHRBACK L.L.P.
KELLER ROHRBACK L.L.P.
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